MOUNTAIN STATES CAPITAL, INC.
                                     ISSUER




                                       AND




                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                     TRUSTEE






                                    INDENTURE



                            DATED AS OF _______, 2000








                          18% 12 MONTH PROMISSORY NOTES
                      INDENTURE, DATED AS OF _______, 2000

                      BETWEEN MOUNTAIN STATES CAPITAL, INC.
                AND U.S. BANK TRUST NATIONAL ASSOCIATION, TRUSTEE

     Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.

     TIA                                            INDENTURE SECTION
     ---                                            -----------------

     Section 310(a)(1)                              7.09
                           (a)(2)                   7.09
                           (a)(3)                   Not Applicable
                           (a)(4)                   Not Applicable
                           (b)                             7.08
                                                           7.10
     Section 311(a) 7.13(a)
                           (b)                             7.13(b)
                           (b)(2)                   8.03(a)(2)
                                                           8.03(b)
     Section 312(a) 8.01
                                                           8.02(a)
                           (b)                             8.02(b)
                           (c)                             8.02(c)
     Section 313(a) 8.03(a)
                           (b)                             8.03(b)
                           (c)                             8.03(a)
                                                           8.03(b)
                           (d)                             8.03(c)
     Section 314(a) 8.04
                           (b)                        11.07
                           (c)(1)                   1.02
                           (c)(2)                   1.02
                           (c)(3)                   4.03(4)
                           (d)                             4.03(4)
                           (e)                             1.02
     Section 315(a) 7.01(a)
                                                           7.01(c)
                           (b)                             7.02
                                                           8.03(a)(7)
                           (c)                             7.01(b)
                           (d)                             7.01

                           (d)(1)                   7.01(a)
                           (d)(2)                   7.01(c)(2)
                           (d)(3)                   7.02(c)(3)
                           (e)                              6.16
     Section 316(a) 1.01
                           (a)(1)(A)                        6.02
                                                            6.14
                           (a)(1)(B)                        6.15
                           (a)(2)                   Not Applicable
                           (b)                              6.10
     Section 317(a)(1)                              6.03
                           (a)(2)                   6.06
                           (b)                        11.03
     Section 318(a) 1.07

----------
Note: This cross-reference sheet shall not, for any purpose, be deemed to constitute a part of the Indenture.

                             PRELIMINARY STATEMENT

ARTICLE ONE

  Definitions and Other Provisions of General Application...................   4
  Section 1.01.  Definitions................................................   4
  Section 1.02.  Compliance Certificates and Opinions.......................  10
  Section 1.03.  Form of Documents Delivered to Trustee.....................  10
  Section 1.04.  Acts of Noteholders........................................  11
  Section 1.05.  Notices, etc., to Trustee and Issuer.......................  12
  Section 1.06.  Notices to Noteholders; Waivers............................  12
  Section 1.07.  Conflict with Trust Indenture Act..........................  12
  Section 1.08.  Effect of Headings and Table of Contents...................  13
  Section 1.09.  Successors and Assigns.....................................  13
  Section 1.10.  Separability...............................................  13
  Section 1.11.  Benefits of Indenture......................................  13
  Section 1.12.  Legal Holidays.............................................  13
  Section 1.13.  Governing Law..............................................  13
  Section 1.14.  Counterparts...............................................  13
  Section 1.15.  Recourse on Obligation.....................................  14
  Section 1.16.  Inspection.................................................  14

ARTICLE TWO

  Note Form.................................................................  15
  Section 2.01.  Forms Generally............................................  15
  Section 2.02.  Form of Notes..............................................  15

ARTICLE THREE

  The Notes.................................................................  28
  Section 3.01.  Amount Unlimited; Notes Issuable in Classes; Certain
                   Related Provisions.......................................  28
  Section 3.02.  Denominations..............................................  29
  Section 3.03.  Execution, Authentication, Delivery and Dating.............  29
  Section 3.04.  Temporary Notes............................................  29
  Section 3.05.  Registration, Registration of Transfer and Exchange........  30
  Section 3.06.  Mutilated, Destroyed, Lost or Stolen Notes.................  31
  Section 3.07.  Payment of Principal and Interest; Principal and
                 Interest Rights Preserved..................................  32
  Section 3.08.  Persons Deemed Owners......................................  35
  Section 3.09.  Cancellation...............................................  35

ARTICLE FOUR

  Authentication and Delivery of Notes......................................  36
  Section 4.01.  General Provisions.........................................  36
  Section 4.02.  Execution of a Supplemental Indenture;
                 Representations and Warranties.............................  36
  Section 4.03.  No Pledge of Security for Notes............................  37
  Section 4.04.  Delivery of Other Documents................................  37
  Section 4.05.  Acceptance by Trustee......................................  38

ARTICLE FIVE

  Satisfaction and Discharge................................................  40
  Section 5.01.  Satisfaction and Discharge of Indenture....................  40
  Section 5.02.  Application of Trust Money.................................  41

ARTICLE SIX

  Remedies..................................................................  42
  Section 6.01.  Events of Default..........................................  42
  Section 6.02.  Acceleration of Maturity: Rescission and Annulment.........  43
  Section 6.03.  Collection of Indebtedness and Suits for Enforcement
                   by Trustee...............................................  44
  Section 6.04.  Remedies...................................................  45
  Section 6.05.  Optional Preservation of Trust Estate......................  45
  Section 6.06.  Trust May File Proofs of Claim.............................  46
  Section 6.07.  Trustee May Enforce Claims Without Possession of Notes.....  47
  Section 6.08.  Application of Money Collected.............................  47
  Section 6.09.  Limitation on Suits........................................  48
  Section 6.10.  Unconditional Rights of Noteholders to Receive
                   Principal and Interest...................................  48
  Section 6.11.  Restoration of Rights and Remedies.........................  49
  Section 6.12.  Rights and Remedies Cumulative.............................  49
  Section 6.13.  Delay or Omission Not Waiver...............................  49
  Section 6.14.  Control by Noteholders.....................................  50
  Section 6.15.  Waiver of Past Defaults....................................  50
  Section 6.16.  Undertaking for Costs......................................  50
  Section 6.17.  Waiver of Stay or Extension Laws...........................  51
  Section 6.18.  Sale of Trust Estate.......................................  51
  Section 6.19.  Action on Notes............................................  52

ARTICLE SEVEN

  The Trustee...............................................................  53
  Section 7.01.  Certain Duties and Responsibilities........................  53
  Section 7.02.  Notice of Default..........................................  54
  Section 7.03.  Certain Rights of Trustee..................................  54
  Section 7.04.  Not Responsible for Recitals or Issuance of Notes..........  56
  Section 7.05.  May Hold Notes.............................................  56
  Section 7.06.  Money Held in Trust........................................  56
  Section 7.07.  Compensation and Reimbursement.............................  56
  Section 7.08.  Disqualification; Conflicting Interests....................  57
  Section 7.09.  Corporate Trustee Required; Eligibility....................  65
  Section 7.10.  Resignation and Removal; Appointment of Successor..........  65
  Section 7.11.  Acceptance of Appointment by Successor.....................  67
  Section 7.12.  Merger, Conversion, Consolidation or Succession to
                   Business of Trustee......................................  67
  Section 7.13.  Preferential Collection of Claims Against Issuer...........  68

ARTICLE EIGHT

  Noteholders' Lists and Reports by Trustee and Issuer......................  73
  Section 8.01.  Issuer to Furnish Trustee Names and Addresses of
                   Noteholders..............................................  73
  Section 8.02.  Preservation of Information; Communications to
                   Noteholders..............................................  73
  Section 8.03.  Reports by Trustee.........................................  75
  Section 8.04.  Reports by Issuer..........................................  77

ARTICLE NINE

  [Intentionally Omitted.] .................................................  79

ARTICLE TEN

  Supplemental Indentures...................................................  79
  Section 10.01. Supplemental Indentures Without Consent of Noteholders.....  79
  Section 10.02. Supplemental Indentures With Consent of Noteholders........  81
  Section 10.03. Execution of Supplemental Indentures.......................  81
  Section 10.04. Effect of Supplemental Indentures..........................  81
  Section 10.05. Conformity with Trust Indenture Act........................  83
  Section 10.06. Reference in Notes to Supplemental Indentures..............  83

ARTICLE ELEVEN

  Covenants.................................................................  84
  Section 11.01. Payment of Principal and Interest..........................  84
  Section 11.02. Maintenance of Office or Agency............................  84
  Section 11.03. Money for Note Payments to Be Held in Trust................  84
  Section 11.04. Corporate Existence........................................  86
  Section 11.05. Protection of Trust Estate.................................  86
  Section 11.06. [Intentionally Omitted.]...................................  87
  Section 11.07. Opinions as to Trust Estate................................  87
  Section 11.08. Negative Covenants.........................................  87
  Section 11.09. Statement as to Compliance.................................  88

ARTICLE TWELVE

Redemption of Notes.........................................................  89
  Section 12.01. Right of Redemption by Holder..............................  89
  Section 12.02. Withdrawal of Requests.....................................  89
  Section 12.03. Redemption Register........................................  89
  Section 12.04. Notes Redeemed as a Whole or in Part.......................  90
  Section 12.05. Redemption by the Issuer...................................  90
  Section 12.06. Election to Redeem; Notice to Trustee......................  90
  Section 12.07. Notice of Redemption by the Issuer.........................  91
  Section 12.08. Deposit of Redemption Price................................  91
  Section 12.09. Notes Payable on Redemption Date...........................  92

ARTICLE THIRTEEN

  Accounts, Accountings and Releases........................................  93
  Section 13.01. Collection of Money........................................  93
  Section 13.02. Payment of Principal and Interest on the Notes.............  93

ARTICLE FOURTEEN

  Noteholders' Meetings.....................................................  94
  Section 14.01. Purposes for Which Meetings May Be Called..................  94
  Section 14.02. Manner of Calling Meetings.................................  94
  Section 14.03. Call of Meeting by Issuer or Noteholders...................  95
  Section 14.04. Who May Attend and Vote at Meetings........................  95
  Section 14.05. Regulations May Be Made by Trustee.........................  95
  Section 14.06. Manner of Voting at Meetings and Record to Be Kept.........  96
  Section 14.07. Exercise of Rights of Trustee and Noteholders Not
                   to Be Hindered or Delayed................................  97

     INDENTURE,  dated as of ________,  2000,  between  MOUNTAIN STATES CAPITAL,
INC.,  an  Arizona  corporation,   as  Issuer,  and  U.S.  Bank  Trust  National
Association, a national banking association, as trustee.

                              PRELIMINARY STATEMENT

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for its 18% 12 MONTH PROMISSORY NOTES, issuable as provided in this Indenture (the "Notes"). The Notes will be issued from time to time only under Supplements to this Indenture duly executed and delivered by the Issuer and the Trustee.

     All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                   ARTICLE ONE

             Definitions and Other Provisions of General Application

Section 1.01. DEFINITIONS.

     Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms. All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

     "ACCOUNTANT": A person engaged in the practice of accounting who, except when this Indenture provides that an Accountant must be Independent, may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

     "ACT":  With respect to any  Noteholder,  the meaning  specified in Section
1.04.

     "AFFILIATE": of any specified Person: Any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", and "controlled", have meanings correlative to the foregoing.

     "BOARD OF DIRECTORS": Either the Board of Directors of the Issuer or any duly authorized committee of that Board.

     "BOARD RESOLUTION": A copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "BUSINESS DAY": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in St. Paul, Minnesota, or the city in which the Trustee's Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

     "CLASS": All Notes with the same Stated Maturity.

     "CODE": The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

     "COMMISSION": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

     "CORPORATE TRUST OFFICE": The principal corporate trust office of the Trustee located in Phoenix, Arizona, provided that for registration, transfer, exchange, surrender and payment on the Notes, the term means the corporate trust office of U.S. Bank Trust National Association in St. Paul Minnesota, or at such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee.

     "DATE OF EXECUTION": The actual date of execution of this instrument by the Issuer and the Trustee as indicated by their respective acknowledgments hereto annexed, and if the Issuer and the Trustee shall have executed this instrument at different dates, the later date.

     "DEFAULT": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "DEFAULTED P&I": As defined in Section 3.07.

     "ELIGIBLE INVESTMENTS": One or more of the following obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States Government;

          (ii) certificates of deposit, time deposits, commercial paper and banker acceptances issued by any trust company or bank situated in the United States provided that the debt obligations of such bank or trust company have been given a rating of A by Standard & Poor's Corporation or whose commercial paper has been assigned a rating of A-1 by Standard & Poor's or, in the case of a principal bank of a bank holding company system, the senior debt or commercial paper of whom or of whose holding company has been so rated (such bank, trust company, or bank holding company is hereinafter referred to as a "Qualified Bank");

          (iii) investments in money market funds or investment funds, including those managed by a trust company or bank situated in the United States constituting a Qualified Bank, and provided that the investments held by such funds constitute Eligible Investments;

          (iv) deposits which are fully insured by the Federal Deposit Insurance Corporation; and

          (v) noninterest bearing negotiable certificates of deposit of, or any deposit with, the Trustee or any bank situated in the United States, provided that the debt obligations of the Trustee or such bank have been given a rating of A by Standard & Poor's Corporation;

provided that Eligible Investments shall include only such obligations or securities that mature in [90 days] or less.

     "EVENT OF DEFAULT": As defined in Section 6.01.

     "EXECUTIVE OFFICER": With respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any partnership, any general partner thereof; with respect to any bank or trust company acting as trustee of an express trust or as custodian, any trust officer thereof.

     "GRANT": To grant, mortgage, pledge and create a security interest in.

     "INDENTURE" OR "THIS INDENTURE": This instrument as originally executed, and if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles," "Sections" "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

     "INDEPENDENT": When used with respect to any specified Person means such a Person who (1) is in fact independent of the Issuer and any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (3) is not connected with the Issuer or any such other obligor or any Affiliate of the Issuer or of such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

     "INITIAL OUTSTANDING AMOUNT": The Outstanding Amount of any Note as of the date of issuance.

     "ISSUE DATE": With respect to any Class, the date on which Notes of such Class are first executed, authenticated and delivered.

     "ISSUER": Mountain States Capital, Inc., an Arizona corporation, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person or any other obligor under this Indenture.

     "ISSUER ORDER" AND "ISSUER REQUEST": A written order or request signed in the name of the Issuer by two Persons one of which shall be the Chairman, President, or a Vice President of the Issuer, and one of whom shall be the Treasurer, an Assistant Treasurer, Secretary, or an Assistant Secretary of the Issuer, and delivered to the Trustee.

     "MATURITY": With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "NOTE RATE": The rate of interest payable on the Notes, which is 18% per annum.

     "NOTES": Any Notes authorized by, and authenticated and delivered under, this Indenture.

     "NOTEHOLDER" OR "HOLDER": The Person in whose name a Note is registered in the Note Register.

     "NOTE REGISTER" AND "NOTE REGISTRAR":  The respective meanings specified in
Section 3.05.

     "OFFICERS CERTIFICATE": A Certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or other Person delivering such certificate, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officers Certificate shall be to an Officers' Certificate of the Issuer.

     "OPINION OF COUNSEL": A written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer.

     "OUTSTANDING": With respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent, other than the Issuer, in trust or set aside and segregated in trust by the Issuer, if the Issuer shall act as its own

     Paying Agent, for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course;

provided, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes or of the Outstanding Notes of any Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

     "PAYMENT DATE": Any Redemption Date and/or monthly date on which interest is payable for a Class of Notes.

     "PAYING AGENT": Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer.

     "PERMITTED ENCUMBRANCES": The lien created by this Indenture.

     "PERSON": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, including any beneficiary thereof, unincorporated organization, government, or any agency or political subdivision thereof.

     "PREDECESSOR NOTES": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

     "PROCEEDING": Any suit in equity, action at law or other judicial or administrative proceeding.

     "QUALIFIED BANK": As defined in the definition of Eligible Investments.

     "REDEMPTION DATE": With respect to the Notes of any Class, the date or dates provided in the Supplemental Indenture for a Class on which Notes shall or may, at the option of the Issuer or the Holder, be redeemed. Unless otherwise specified, the Redemption Date for a Note shall be the first day of the first month beginning at least 90 days after receipt of a written request for redemption of the Note in accordance with this Indenture.

     "REDEMPTION PRICE": With respect to any Note to be redeemed, 100% of the unpaid principal amount thereof.

     "REGULAR RECORD DATE": With respect to the interest or principal payable on any Payment Date or Redemption Date, the close of business on the 20th day of the month preceding that in which such Payment Date or Redemption Date occurs.

     "RESPONSIBLE OFFICER": With respect to the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "STATED MATURITY": With respect to any Note, the date specified in such Note or the Supplemental Indenture for such Class of Notes as the fixed date on which the principal of such Note is due and payable.

     "SUPPLEMENT" OR "SUPPLEMENTAL INDENTURE": An indenture supplemental to this Indenture that authorized a Class of Notes or is otherwise entered into pursuant to Article 10.

     "TIA": The Trust Indenture Act of 1939, as amended, and applicable rules and regulations thereunder.

     "TRUST ESTATE": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of holders of the Notes or of any particular Class of Notes as of any particular time. The Notes are initially being issued without security.

     "TRUST INDENTURE ACT" OR "TIA": The Trust Indenture Act of 1939 as in force at the Date of Execution, unless otherwise specifically provided.

     "TRUSTEE": U.S. Bank Trust National Association, a national banking association, until a successor Person shall become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

     "VICE PRESIDENT": With respect to any Person, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "VOTING STOCK": Capital stock of a corporation of any class or classes, however designated, having ordinary voting power for the election of a majority of the members of the board of directors, or other governing body, of such corporation, other than capital stock having such power only by reason of the happening of a contingency.

Section 1.02. COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Subsection 8.04(4) of this Indenture, shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. ACTS OF NOTEHOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments, and the action embodied therein and evidenced thereby, are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to
     Section 7.01, conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05. NOTICES, ETC., TO TRUSTEE AND ISSUER.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder, except as otherwise expressly provided herein, if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at 1407 E. Thomas Road, Phoenix, Arizona 85014, or at any other address previously furnished in writing to the Trustee by the Issuer.

Section 1.06. NOTICES TO NOTEHOLDERS; WAIVERS.

     Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given, unless otherwise herein expressly provided, if in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.07. CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of TIA, such required provision shall control.

Section 1.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.10. SEPARABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. LEGAL HOLIDAYS.

     In any case where the date of any interest payment date, Redemption Date or the Stated Maturity of any Note shall not be a Business Day, then, notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such interest payment, Redemption Date or Stated Maturity, as the case may be, and no interest shall accrue for the period from and after any such nominal date.

Section 1.13. GOVERNING LAW.

     This Indenture, each Supplement and each Note shall be construed in accordance with and governed by the Laws of the State of Arizona applicable to agreements made and to be performed therein.

Section 1.14. COUNTERPARTS.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.15. RECOURSE ON OBLIGATION.

     Notwithstanding anything to the contrary in this Indenture, recourse on the Notes of any Class or under the Indenture and Supplemental Indenture for such Class may be taken against any property of the Issuer not included in the Trust Estate securing such Notes, it being expressly understood that the Notes of any Class and the Issuer obligations under this Indenture and the related Supplemental Indenture are, except as limited by the foregoing, general, full recourse obligations of the Issuer. No recourse may be taken against any incorporator, subscriber to the capital stock, stockholder, officer or director of the Issuer, or of any predecessor or successor of the Issuer with respect to the Issuer's obligations on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith.

Section 1.16. INSPECTION.

     The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Trustee, and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants, and by this provision the Issuer hereby authorizes its accountants to discuss with such representative such affairs, finances and accounts, all at such reasonable times and as often as may be reasonably requested. Any expenses incident to the exercise by the Trustee of any right under this Section 1.16 shall be borne by the Holders, provided that if an audit is made during the continuance of an Event of Default, the expense incident to such audit shall be borne by the Issuer.

                                   ARTICLE TWO

                                    Note Form


Section 2.01. FORMS GENERALLY.

     The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, or any Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the Issuer and by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     No references herein to the Indenture and no provision of any Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

Section 2.02. FORMS OF NOTES.

                     [FORM OF FACE OF MONTHLY PAYMENT NOTE]

$__________                                                        No.__________

                          MOUNTAIN STATES CAPITAL, INC.

                  18% 12 MONTH PROMISSORY NOTE, SERIES MP-____



STATED                   FIRST INTEREST
MATURITY:                PAYMENT DATE:

__________________       ____________________


     Mountain States Capital, Inc., a corporation duly organized and existing under the laws of the State of Arizona (herein referred to as the "Issuer"), for value received, hereby promises to pay to __________ ____________ or registered assigns, upon due presentment of this Note for payment, the principal sum of ____________ ____________ Dollars on or prior to the date set forth above (the "Stated Maturity") and to pay interest on the unpaid portion of said principal sum from the date hereof through the day immediately preceding the date on which such principal sum becomes due and payable, on the first day of each month beginning on the date set forth above with the amount of interest to be paid on any date on which interest or principal is payable (a "Payment Date") equal to the amount of interest accrued through the last day of the immediately preceding calendar month, and to pay interest on any overdue principal and on overdue interest, at the rate per annum specified in the title of this Note.

     The first payment of accrued interest will be made on the first interest payment date set forth above or upon the earlier redemption of this Note. Except as herein otherwise provided with respect to interest payable on the date the principal of this Note becomes due and payable (whether at Stated Maturity, by redemption or otherwise), the amount of interest payable on each Payment Date shall be the interest accrued on this Note through the end of the calendar month immediately preceding each Payment Date. The interest so payable on any Payment Date, and any redemption of Notes that may be made on any Redemption Date, will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Regular Record Date for such Payment Date or Redemption Date, which shall be the close of business on the last day of the calendar month preceding that in which such Payment Date or Redemption Date occurs (whether or not a Business
Day). Any redemption not made on the Redemption Date or interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on a Special Record Date for the payment of such defaulted redemption, proceeds and interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Issuer designated for such purpose in the United States of America; provided that interest may be paid, at the option of the Issuer, by check mailed to the Person entitled thereto at his address as it appears on the Note Register.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Mountain States Capital, Inc., has caused this instrument to be signed, manually or in facsimile, by its Chief Executive Officer, President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                  MOUNTAIN STATES CAPITAL, INC.


                                        By
                                           -------------------------------------
Attest:


------------------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Series of Notes referred to in the within-mentioned Indenture.

Dated:__________________

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        Trustee



                                        By
                                           -------------------------------------
                                           Authorized Officer

                            [FORM OF REVERSE OF NOTE]


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 18% 12 Month Promissory Notes (herein called the "Notes"), issued and to be issued in one or more Series, and is part of the Series of Notes designated on the face hereof (herein called the "Notes of this Series"), all issued and to be issued under an Indenture dated as of __________, 2000, (as amended, herein called the "Indenture"), between the Issuer and U.S. Bank Trust National Association (the "Trustee"), which term includes any successor Trustee under the Indenture, to which Indenture and all indentures supplemental thereto (including the indenture supplemental thereto that authorized the Notes of this Series) reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, the Notes are issuable in Series that may vary as provided or permitted in the Indenture. All Notes of each Series are equally and ratably secured to the extent provided by the supplemental indenture authorizing such Series. This Note is one of the Series specified in its title.

     Notwithstanding anything to the contrary in this Note, no recourse on this Note or under the Indenture shall be taken against any property of the Issuer included in the Trust Estate (if any) for other series of notes under the Indenture securing the Notes, it being understood that this Note and the Issuer's duties under the Indenture are obligations that are to be satisfied solely from the Trust Estate (if any) for the Series MP-____ Notes and from other assets of the Issuer that are not pledged to secure other series of notes.

     The Notes are subject to mandatory redemption under the circumstances described in the following paragraphs 1 and 2:

     1. So long as no Event of Default has occurred and is continuing under the Indenture, the Issuer will redeem Notes of this Series presented for redemption at a redemption price equal to 100% of the unpaid principal amount thereof (hereinafter referred to as the "Redemption Price") plus interest accrued thereon and unpaid, if any, to but not including the date fixed for redemption (the "Redemption Date"). Such redemption will be made on dates determined as follows:

     On each Payment Date commencing ____________, 20___, Notes shall be redeemed in Whole Note (i.e., $1,000) increments upon ninety (90) days' advance written request of the holder thereof.

     Notes sought to be redeemed pursuant to the preceding paragraph may be presented for redemption by delivery to the Trustee of: (a) the Notes to be redeemed, and (b) a written request for redemption in form satisfactory to the Trustee and signed by the Holder or duly authorized representative (with appropriate evidence of authority). Only Notes presented for redemption at least ninety days' prior to the Redemption Date will be eligible for redemption on that Redemption Date. All such Notes presented for redemption will be held by the Trustee until the Issuer is able to redeem them, unless withdrawn by written request actually received by the Trustee by the last day of the month preceding that in which they would otherwise have been redeemed. Notes shall be redeemed in the order of receipt by the Trustee. The Trustee may establish such procedures as it may deem fair and equitable in order to determine the order of receipt of such Notes.

     2. So long as no Event of Default has occurred and is continuing under the Indenture, the Issuer, at its option, may redeem any or all of the Outstanding Notes of this Series on any Redemption Date at the Redemption Price of the principal amount thereof (plus interest accrued and unpaid on such Notes to but not including the Redemption Date).

     If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes, or of all the Notes of any Series, may become or be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the United States of America, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Series and maturity, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding (as defined in the Indenture), in case Outstanding Notes of all Series are to be affected, or with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each Series to be affected, in case one or more, but less than all, of the Series of Notes then Outstanding are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, and of Notes at the time Outstanding of each Series to be affected in case one or more, but less than all, such Series are to be affected, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The term "Issuer" as used in this Note includes any successor under the Indenture.

     The Notes are issuable only in registered form without coupons in original denominations of $1,000 and any integral multiple thereof ("Whole Notes"), as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate principal amount of Notes of the same Series and maturity of a different authorized denomination, as requested by the Holder surrendering same.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                             REQUEST FOR REDEMPTION

     The undersigned Holder, or legal representative of the Holder, hereby presents the within Note of Mountain States Capital, Inc., for redemption on the next Redemption Date upon which such Note would be eligible for redemption in accordance with, and subject to, the terms and conditions of the within Note and the Indenture.

Dated ____________                           ___________________________________

                              [FORM OF ASSIGNMENT]

     The undersigned Holder, or legal representative of the Holder, hereby assigns this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(print or type name, address and zip code of assignee)

     The assignee's Social Security Number or other Taxpayer Identification Number is: _______________________________.

     I hereby appoint the Trustee as my agent, with full power of substitution, to transfer my Note on the Note Register and the other books and records of the Issuer.

Dated:___________                       Signed: ________________________________
                                               (Please sign exactly as your name
                                                appears on the Note)

                     [FORM OF FACE OF DEFERRED PAYMENT NOTE]

$__________                                                        No.__________

                          MOUNTAIN STATES CAPITAL, INC.

                  18% 12 MONTH PROMISSORY NOTE, SERIES DP-____



STATED
MATURITY:

------------

     Mountain States Capital, Inc., a corporation duly organized and existing under the laws of the State of Arizona (herein referred to as the "Issuer"), for value received, hereby promises to pay to __________ ____________ or registered assigns, upon due presentment of this Note for payment, the principal sum of ____________ ____________ Dollars on or prior to the date set forth above (the "Stated Maturity") and to pay interest on the unpaid portion of said principal sum on the Stated Maturity from the date hereof through the day immediately preceding the date on which such principal sum becomes due and payable, compounded on the last day of each month beginning on the date set forth above. Because of this compounding, the annual yield will be 19.56%. The Issuer shall also pay interest on any overdue principal and on overdue interest, at the rate per annum specified in the title of this Note.

     The principal and interest so payable on the Maturity Date, and any redemption of Notes that may be made on any Redemption Date, will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Regular Record Date for the date on which interest or principal is payable (a "Payment Date"), which shall be the close of business on the last day of the calendar month preceding that in which such Payment Date or Redemption Date occurs (whether or not a Business Day). Any redemption not made on the Redemption Date or interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on a Special Record Date for the payment of such defaulted redemption proceeds and interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Issuer designated for such purpose in the United States of America; provided that interest may be paid, at the option of the Issuer, by check mailed to the Person entitled thereto at his address as it appears on the Note Register.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Mountain States Capital, Inc., has caused this instrument to be signed, manually or in facsimile, by its Chief Executive Officer, President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                  MOUNTAIN STATES CAPITAL, INC.


                                        By
                                           -------------------------------------

Attest:


------------------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Series of Notes referred to in the within-mentioned Indenture.

Dated:__________________

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        Trustee


                                        By
                                           -------------------------------------
                                           Authorized Officer

                            [FORM OF REVERSE OF NOTE]


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 18% 12 Month Promissory Notes (herein called the "Notes"), issued and to be issued in one or more Series, and is part of the Series of Notes designated on the face hereof (herein called the "Notes of this Series"), all issued and to be issued under an Indenture dated as of __________, 2000, (as amended, herein called the "Indenture"), between the Issuer and U.S. Bank Trust National Association (the "Trustee"), which term includes any successor Trustee under the Indenture, to which Indenture and all indentures supplemental thereto (including the indenture supplemental thereto that authorized the Notes of this Series) reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, the Notes are issuable in Series that may vary as provided or permitted in the Indenture. All Notes of each Series are equally and ratably secured to the extent provided by the supplemental indenture authorizing such Series. This Note is one of the Series specified in its title.

     Notwithstanding anything to the contrary in this Note, no recourse on this Note or under the Indenture shall be taken against any property of the Issuer included in the Trust Estate (if any) for other series of notes under the Indenture securing the Notes, it being understood that this Note and the Issuer's duties under the Indenture are obligations are to be satisfied solely from the Trust Estate (if any) for the Series DP-____ Notes and from other assets of the Issuer that are not pledged to secure other series of notes.

     The Notes are subject to mandatory redemption under the circumstances described in the following paragraphs 1 and 2:

     1. So long as no Event of Default has occurred and is continuing under the Indenture, the Issuer will redeem Notes of this Series presented for redemption at a redemption price equal to 100% of the unpaid principal amount thereof (hereinafter referred to as the "Redemption Price") plus interest accrued thereon and unpaid, if any, to but not including the date fixed for redemption (the "Redemption Date"). Such redemption will be made on dates determined as follows:

     On the first day of each month commencing ____________, 20___, Notes shall be redeemed in Whole Note (i.e., $1,000, plus interest that has been deferred and compounded) increments upon ninety (90) days' advance written request of the holder thereof.

     Notes sought to be redeemed pursuant to the preceding paragraph may be presented for redemption by delivery to the Trustee of: (a) the Notes to be redeemed, and (b) a written request for redemption in form satisfactory to the Trustee and signed by the Holder or duly authorized representative (with appropriate evidence of authority). Only Notes presented for redemption at least ninety (90) days' prior to the Redemption Date will be eligible for redemption on that Redemption Date. All such Notes presented for redemption will be held by the Trustee until the Issuer is able to redeem them, unless withdrawn by written request actually received by the Trustee by the last day of the month preceding that in which they would otherwise have been redeemed. Notes shall be redeemed in the order of receipt by the Trustee. The Trustee may establish such procedures as it may deem fair and equitable in order to determine the order of receipt of such Notes.

     2. So long as no Event of Default has occurred and is continuing under the Indenture, the Issuer, at its option, may redeem any or all of the Outstanding Notes of this Series on any Redemption Date at the Redemption Price of the principal amount thereof (plus interest accrued and unpaid on such Notes to but not including the Redemption Date).

     If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes, or of all the Notes of any Series, may become or be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the United States of America, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Series and maturity, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding (as defined in the Indenture), in case Outstanding Notes of all Series are to be affected, or with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each Series to be affected, in case one or more, but less than all, of the Series of Notes then Outstanding are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, and of Notes at the time Outstanding of each Series to be affected in case one or more, but less than all, such Series are to be affected, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The term "Issuer" as used in this Note includes any successor under the Indenture.

     The Notes are issuable only in registered form without coupons in original denominations of $1,000 and any integral multiple thereof ("Whole Notes"), as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate principal amount of Notes of the same Series and maturity of a different authorized denomination, as requested by the Holder surrendering same.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                             REQUEST FOR REDEMPTION

     The undersigned Holder, or legal representative of the Holder, hereby presents the within Note of Mountain States Capital, Inc., for redemption on the next Redemption Date upon which such Note would be eligible for redemption in accordance with, and subject to, the terms and conditions of the within Note and the Indenture.

Dated ____________                           ___________________________________


                              [FORM OF ASSIGNMENT]

         The undersigned Holder, or legal representative of the Holder, hereby assigns this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(print or type name, address and zip code of assignee)

     The assignee's Social Security Number or other Taxpayer Identification Number is: _______________________________.

     I hereby appoint the Trustee as my agent, with full power of substitution, to transfer my Note on the Note Register and the other books and records of the Issuer.

Dated:___________                       Signed: ________________________________
                                               (Please sign exactly as your name
                                                appears on the Note)

                                  ARTICLE THREE

                                    The Notes

Section 3.01. AMOUNT UNLIMITED; NOTES ISSUABLE IN CLASSES; CERTAIN RELATED
              PROVISIONS.

     The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may, at the election of and as authorized by the Board of Directors, be issued in one or more Classes, and each Class of Notes may, at the election of and as authorized by the Board of Directors, be issued in serial maturities. The Notes shall be designated generally as the "18% 12 Month Promissory Notes" of the Issuer, with such further particular designations added or incorporated in such title for the Notes of any particular Class as the Board of Directors may determine. Each Note shall bear upon the face thereof the designation so selected for the Class and series to which it belongs. All Notes of any one Class at any time simultaneously Outstanding shall be identical in respect of date of issuance, place or places of payment and dates of interest payments. All Notes of the same Class and Series shall likewise be identical in respect of the date or dates of mandatory principal payments.

     Each Class of Notes shall be created by a Supplement authorized by the Board of Directors and establishing the terms and provisions of such Class. The several Classes may differ as between Classes, in respect of any of the following matters:

          (1) designation;

          (2) date;

          (3) date or dates of maturity and provisions for optional and mandatory prepayment or redemption;

          (4) interest payment dates, including whether accrued interest is payable monthly or at other stated intervals, or instead accumulates (with or without periodic compounding) until payment or prepayment of the principal thereof;

          (5) place or places for the payment of principal and interest;

          (6) denominations;

          (7) limitation upon the aggregate principal amount of Notes of the particular Class that may be issued;

          (8) the Trust Estate (if any); and

          (9) any other provisions expressing or referring to the terms and conditions upon which the Notes of that Class are to be issued under this Indenture that are not in conflict with the provisions of this Indenture.

     In authorizing the issue of any Class, the Board of Directors of the Issuer shall determine and specify all matters in respect of the Notes of such Class set forth in clauses (1) to (8) inclusive and shall also determine and specify the form of Notes of such Class.

Section 3.02. DENOMINATIONS.

     The Notes shall be issuable as registered Notes without coupons. Except as may be specified in any Supplement for a Class, the Notes may be issued in denominations of $1,000 and integral multiples thereof or in any denominations approved by the Issuer.

Section 3.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Notes shall be executed on behalf of the Issuer by its Chief Executive Officer, President or one of its Vice Presidents under its corporate seal that may be in facsimile form and be imprinted or otherwise reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

     Each Note of each Class shall be dated as provided in the Supplement for such Class of Notes or as directed by the Issuer.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04. TEMPORARY NOTES.

     Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes that are typewritten, printed, lithographed, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 11.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same Class of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same Class.

Section 3.05. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 11.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like Class and aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like Class and maturity and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall, if so required by the Issuer or the Trustee, be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges not involving any transfer.

     The Issuer shall not be required to issue, register the transfer of or exchange any Notes of any Class after the opening of business fifteen (15) days prior to any date on which the Notes of that Class are to be redeemed.

Section 3.06. MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

     If (i) any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have been selected or called for redemption, instead of issuing a new Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

     Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses, including the fees and expenses of the Trustee, connected therewith.

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07. PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST RIGHTS
              PRESERVED.

     The Notes of each Class shall bear interest from the respective dates thereof, which dates shall be determined as provided in Section 3.03, at the rate or rates per annum specified in the Supplement for such Class, to but not including the date on which the principal thereof becomes due and payable, and at such rate on any overdue principal and on overdue interest; provided, however, that the amount of interest to be paid on any interest payment date shall be the amount of interest accrued through the last day of the immediately preceding calendar month.

     Whenever the Trustee serves as Paying Agent for a Class of Notes in accordance with ARTICLE ELEVEN hereunder, the Trustee shall maintain an Interest

Payment Account and a Principal Payment Account for the Class and shall deposit therein all funds received from the Issuer or from the Trust Estate, if any, for the payment of interest and principal, respectively, on such Class of Notes. If, on any interest payment date there are sufficient funds in the Interest Payment Account, the "Account", for the Notes of a Class to pay the full amount of interest accrued and currently payable on all of the Outstanding Notes of such Class on such interest payment date, including all interest on overdue principal and overdue interest, if any, the Trustee shall pay the balance in the Interest Payment Account to the Issuer or to such other persons and in such amounts as the Issuer may designate; provided, that no such payment out of the Interest Payment Account shall be made unless and until any overdue interest or principal with respect to the Notes is eliminated.

     Except as otherwise provided in the Indenture or applicable Supplemental Indenture with respect to interest payable upon redemption or at the Stated Maturity of any Note, accrued interest shall be payable on each monthly payment date and shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each, provided, however, that for the month in which a Note is issued and the month in which it matures or is redeemed, interest shall be payable only for the actual number of days that the Note was outstanding. Interest shall be payable at the office or agency of the Issuer to be maintained as provided in Section 11.02; provided that interest may be paid, at the option of the Issuer, by check mailed to the Person entitled thereto at his address as it appears on the Note Register.

     The Notes of each Class shall be redeemed or prepaid on each Redemption Date in the manner and amount described in the Indenture and the Supplemental Indenture. Any Notes that are Outstanding at their Stated Maturity shall be fully paid as to principal and accrued interest on that date.

     Interest on any Notes that are payable, and are punctually paid or duly provided for, on any interest payment date or Redemption Date shall be paid to the Person in whose name that Note, or one or more Predecessor Notes, is registered on the Regular Record Date for such interest.

     Any interest or principal on any Note that is payable, but is not punctually paid or duly provided for, on the interest payment date or Redemption Date, "Defaulted P&I", shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted P&I may be paid by the Issuer, at its election in each case, as provided in clause (1) or clause (2) below:

          (1) The Issuer may elect to make payment of any Defaulted P&I to the Persons in whose names the Notes, or their respective Predecessor Notes, are registered at the close of business on a record date for the payment of such Defaulted P&I, the "Special Record Date", which shall be fixed in the following manner: The Issuer shall notify the Trustee in writing of the amount of Defaulted P&I proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted P&I or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted P&I as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted P&I that shall be not more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted P&I and the Special Record Date therefor to be mailed, first-class, postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted P&I and the Special Record Date therefor having been mailed as aforesaid, such Defaulted P&I shall be paid to the Persons in whose names the Notes, or their respective Predecessor Notes, are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Issuer may make payment of any Defaulted P&I in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest that were carried by such other Note.

Section 3.08. PERSONS DEEMED OWNERS.

     Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note, subject to Section 3.07, and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 3.09. CANCELLATION.

     All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed unless the Issuer shall direct by an Issuer Order that they be returned to it.

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                                  ARTICLE FOUR

                      Authentication and Delivery of Notes

Section 4.01. GENERAL PROVISIONS.

     Notes of any one or more Classes may from time to time be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon compliance with the conditions set forth in this Indenture, including execution and delivery by the Issuer and the receipt by the Trustee of an indenture supplemental to the Indenture, the assignment and transfer of the assets of the Trust Estate for such Class of Notes, and the delivery of such other documents, instruments and certificates as are required herein.

Section 4.02. EXECUTION OF A SUPPLEMENTAL INDENTURE; REPRESENTATIONS AND
              WARRANTIES.

     For each Class of Notes, the Issuer and Trustee shall execute and deliver a Supplemental Indenture that shall designate the terms and conditions of such Class of Notes and pursuant to which the Issuer shall make, to the best of its knowledge, the following representations and warranties regarding any collateral securing the Notes, and any collateral specially securing the Notes of that Class, and related matters:

          (1) As of a specified date within five Business Days, the Issuer is a corporation validly existing and authorized to do business in Arizona and each other state in which it has issued material loans;

          (2) As of the date of execution and delivery of the Supplemental Indenture, the issuance and sale of the related Notes has been duly authorized by all necessary corporate action;

          (3) The issuance and sale of the Notes has been registered under the Securities Act of 1933, as amended, and is registered or exempt from registration under the laws of the states in which the Notes will be offered and sold.

It is understood and agreed that the representations and warranties set forth in a Supplemental Indenture, with respect to representations and warranties that are as of a particular date, in each case as of such date, shall continue throughout the term of this Indenture and the Supplemental Indenture.

Section 4.03. NO PLEDGE OF SECURITY FOR NOTES.

     The Notes of each Class will be offered and sold without security, except as may otherwise be provided in the Supplemental Indenture establishing a Class of Notes.

Section 4.04. DELIVERY OF OTHER DOCUMENTS.

     Prior to any  authentication  and delivery of Notes of a Class, the Trustee
shall  have  received  the  following  additional  documents,   instruments  and
certificates:

          (1) a Board Resolution authorizing the execution, authentication and delivery of Notes and the Supplement for such Class of Notes and specifying the principal amount of such Notes to be authenticated and delivered;

          (2) either (i) a certificate or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required for the valid issuance of such Class or (ii) an Opinion of Counsel that no such authorization, approval or consent of any governmental body is required;

          (3) an Opinion of Counsel to the effect that all instruments related to such Class of Notes that are required to be furnished by this Indenture have been furnished to the Trustee and comply as to form with the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver the Notes then applied for; that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional Notes then applied for have been complied with and the Issuer is duly entitled to the authentication and delivery of such additional Notes in accordance with the provisions of this Indenture; that all laws and legal requirements with respect to the form and execution by the Issuer of the Supplement, if any, and the execution and delivery by the Issuer of the Notes then applied for have been complied with; that the Issuer has corporate power to execute and deliver such Supplement, if any, and to issue the Notes and has duly taken all necessary corporate action for those purposes; that such Supplement, if any, as executed and delivered and the Notes then applied for, when issued, will be the valid, legal and binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; that the Notes then applied for, when issued, will be entitled to benefits of this Indenture, exclusive of collateral securing other Classes of Notes, equally and ratably with all other Notes theretofore issued and then Outstanding hereunder; and that the amount of Notes then Outstanding under this Indenture, including the additional Notes applied for, will not exceed the amount at the time permitted by law or this Indenture; and

          (4) an Officers' Certificate stating that the Issuer is not in default under this Indenture and that the issuance of the additional Notes applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's Articles of Incorporation or bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Notes applied for have been complied with.

Section 4.05. ACCEPTANCE BY TRUSTEE.

     The Trustee, by execution and delivery of a Supplemental Indenture, acknowledges receipt of the documents and other property, if any, required to be delivered thereby and shall declare that the Trustee holds and will hold such documents and other property, including property yet to be received in the Trust Estate, in trust for the benefit of all present and future Noteholders. The
Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document or documents not to have been properly executed or received, or to be missing or defective on its face in any material respect, the Trustee shall promptly so notify the Issuer in writing.

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
                                  ARTICLE FIVE

                           Satisfaction and Discharge


Section 5.01. SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (a) all Notes theretofore authenticated and delivered, other than
          (i) Notes that have been destroyed, lost or stolen and that have been replaced, or paid as provided in Section 3.06, and (ii) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 11.03, have been delivered to the Trustee for cancellation; or

               (b) all Notes not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will  become due and payable at their  Stated  Maturity within one year, or

                    (iii) are to be called for redemption  within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer,

         and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit, in the case of Notes that have become due and payable, or to the Stated Maturity, as the case may be;

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
          (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to that Class have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 shall survive.

Section 5.02. APPLICATION OF TRUST MONEY.

     All money deposited with the Trustee pursuant to Section 5.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, including the Issuer acting as its own Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE SIX

                                    Remedies

Section 6.01. EVENTS OF DEFAULT.

     "Event of Default," wherever used herein, means any one of the following events, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

          (1) default in the payment of any interest upon any Note when and as the same becomes due and payable, and continuance of such default for a period of 60 days; or

          (2) default in the payment of any principal of any Note when and as the same becomes due and payable; or

          (3) failure to effect the  redemption  of Notes as required by Section
     12.01 of this Indenture; or

          (4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture, other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with, and continuance of such default or breach for a period of sixty (60) days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry of a decree or order for relief by a court having jurisdiction in the premises adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator, or other similar official, of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or


          (6) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator, or other similar official, of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

Section 6.02. ACCELERATION OF MATURITY: RESCISSION AND ANNULMENT.

     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be immediately due and payable, by a notice in writing to the Issuer, and to the Trustee if given by Noteholders, and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes may rescind and annul such declaration and its consequences if:

          (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

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
               (a) all deferred or overdue installments of interest on all Notes,

               (b) the principal of any Notes that have become due otherwise than by such declaration of acceleration and interest thereon,

               (c) interest upon overdue installments of interest on the Notes, and

               (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the nonpayment of the principal of Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 6.15.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Section 6.02.

Section 6.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Issuer covenants that if default is made in the payment of the principal or any interest on any Note when such principal or interest becomes due and payable and, in the case of a default in the payment of interest, such default continues for a period of sixty (60) days, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Note, the whole amount then due and payable on such Note for principal and interest, with interest upon the deferred or overdue principal and upon overdue installments of interest, at the rate borne by such Note, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, wherever situated, which is not pledged to secure other Classes of Notes under the Indenture.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. REMEDIES.

     If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following:

          (1) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust Estate securing such Notes, if any, and the Issuer monies adjudged due;

          (2) sell the portion of any Trust Estate securing such Notes or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

          (3) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the portion of any Trust Estate securing such Notes; and

          (4) exercise any remedies under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Notes hereunder.

Section 6.05. OPTIONAL PRESERVATION OF TRUST ESTATE.

     If the Notes have been declared to be due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may take possession of the Trust Estate, if any, and, so long as the Trust Estate provides and continues to provide sufficient funds for the payment of principal of, and interest on, the Notes as they would have become due if there had not been such a declaration, retain such Trust Estate intact for the benefit of the Holders of the Notes. In such case, the Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking firm of national reputation as to the feasibility of such proposed action and as to the value of such Trust Estate, which opinion shall be conclusive evidence as to such value.

Section 6.06. TRUST MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Notes of any Class or any interest thereon shall then be due and payable as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest, shall be entitled and empowered, by intervention in such Proceeding or otherwise

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and of the Noteholders allowed in such judicial Proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator, or other similar official, in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the

Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 6.07.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes of the Class in respect of which such judgment has been recovered.

Section 6.08. APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee with respect to any Notes pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

     FIRST: To the payment of all amounts due the Trustee under Section 7.07.

     SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively.

     THIRD: To the payment of any surplus to any other Person legally entitled thereto.

Section 6.09. LIMITATION ON SUITS.

     No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default in respect of the Notes;

          (2) the Holders of not less than 33% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

Section 6.10. UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND
              INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of such Note on or before its Stated Maturity and payment of interest thereon on or before the dates required by such Note and this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 6.11. RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee or the Noteholders shall continue as though no such Proceeding has been instituted.

Section 6.12. RIGHTS AND REMEDIES CUMULATIVE.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing of law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13. DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

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
Section 6.14. CONTROL BY NOTEHOLDERS.

     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to such Notes or exercising any trust or power conferred on the Trustee with respect to such Notes; provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 7.01, the Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Noteholders not consenting.

Section 6.15. WAIVER OF PAST DEFAULTS.

     The Holders of a majority in principal amount of the Outstanding Notes may waive any past Default or Event of Default and its consequences, except a Default

          (1) in the payment of the principal of or interest on any Note, or

          (2) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.16. UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such

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suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 6.17. WAIVER OF STAY OR EXTENSION LAWS.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.18. SALE OF TRUST ESTATE.

          (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate (if any) pursuant to Section 6.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate securing the Notes shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

          (b) The Trustee may bid for and acquire any portion of the Trust Estate in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by this Indenture, all or part of the net proceeds of such

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     Sale after  deducting  the costs,  charges  and  expenses  incurred  by the
     Trustee in connection with such Sale. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

          (c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Section 6.19. ACTION ON NOTES.

     The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

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                                  ARTICLE SEVEN

                                   The Trustee

Section 7.01. CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) Except during the continuance of an Event of Default,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

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
               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. NOTICE OF DEFAULT.

     Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders of Notes, as their names and addresses appear on the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders; and provided, further, that in the case of any Default of the character specified in
Section 6.01(4) no such notice to Noteholders shall be given until at least 60 days after the occurrence thereof.

Section 7.03. CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 7.01:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order,

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
     Note, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Note, note or other paper or document, further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; and

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or

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
     attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

     The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 7.05. MAY HOLD NOTES.

     The Trustee, any Paying Agent, Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 7.06. MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer or as otherwise provided and except to the extent of income or other gain on investments which are deposits in or certificates of deposits of the Trustee and income or other gain actually received by the Trustee on Eligible Investments. All moneys held by the Trustee hereunder (other than moneys held by the Trustee for payment of principal or interest on Notes on and after the Stated Maturity thereof or Redemption Date therefor or any monthly interest payment date or other date on which such moneys are payable to Noteholders) shall be invested by the Trustee at the direction of the Issuer in Eligible Investments prior to the disbursement of such moneys and all income realized from such investments shall be added to the Interest Payment Account.

Section 7.07. COMPENSATION AND REIMBURSEMENT.

     The Issuer agrees with respect to the Notes issued hereunder:

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
          (1) to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee (including when acting in any agency capacity hereunder) and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

          As security for the performance of the Issuer under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee in respect of the Notes as such, except funds held in trust for the payment of principal of or interest on the Notes.

     Notwithstanding the foregoing, the Trustee, in connection with the failure to make payments as required under this Section 7.07, shall not institute bankruptcy proceedings against the Issuer under the Federal Bankruptcy Code or any similar applicable federal or state law, during the period in which the Notes are outstanding or 91 days thereafter.

Section 7.08. DISQUALIFICATION; CONFLICTING INTERESTS.

          (a) If the Trustee has or shall acquire any conflicting interest with respect to the Notes, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

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
          (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, notice of such failure.

          (c) For the purpose of this Section, the Trustee shall be deemed to have a conflicting interest if the Notes are in default (as such term is defined in the Indenture, but exclusive of any period of grace or requirement of notice) and

               (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Issuer are outstanding, unless (A) such other indenture securities are collateral trust notes under which the only collateral consists of Notes issued under this Indenture (B) such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture or (C) the Issuer has no substantial unmortgaged assets and is engaged primarily in the business of owning, or of owning and developing and/or operating, real estate and this Indenture and such other indenture are secured by wholly separate and distinct parcels of real estate; provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the Issuer shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to one or more Classes of Notes and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and/or one or more of such other indentures;

               (2) by reason of supplements or amendments to this Indenture as originally executed there shall be created covenants, restrictions, conditions or additional Events of Default which are applicable to less than all Classes of Notes and the existence of which (A) would give the Holders of Notes of any Class any concurrent or overlapping security interest with respect to any Trust Estate or any other

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
          property held by the Trustee for the benefit of Holders of Notes of any other Class, (B) would cause the Notes of one or more Classes not to rank equally or PARI PASSU with the Notes of any other Class, or
          (C) is sufficiently likely to involve a material conflict of interest as between Classes of Notes that it is advisable in the public interest or for the protection of investors that the Trustee disqualify itself from acting as such with respect to one or more applicable Classes of Notes;

               (3) the Trustee or any of its directors or executive officers is an obligor upon the Notes or an underwriter for the Issuer;

               (4) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Issuer or an underwriter for the Issuer;

               (5) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Issuer, or of an underwriter (other than the Trustee itself) for the Issuer who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Issuer but may not be at the same time an executive officer of both the Trustee and the Issuer; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Issuer; and
          (iii) the Trustee may be designated by the Issuer or by any underwriter for the Issuer to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

               (6) 10% or more of the voting securities of the Trustee is beneficially owned either by the Issuer or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons;

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
          or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Issuer or by any director, partner or executive officer thereof, or is beneficially owned collectively by any two or more such persons;

               (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Issuer not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Issuer;

               (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly, or is under direct or indirect common control with, the Issuer;

               (9) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Issuer;

               (10) the Trustee owns, on the date of Default upon the Notes (exclusive of any period of grace or requirement of notice) or any anniversary of such Default while such Default upon the Notes remains, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (7), (8) or (9) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included

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          in such estate do not exceed 25% of such voting  securities  or 25% of any such class of security. Promptly after the dates of any such Default upon the Notes and annually in each succeeding year that the Notes remain in Default, the Trustee shall make a check of its holdings of such securities in any of the above- mentioned capacities as of such dates. If the Issuer fails to make payment in full of the principal of or interest on any of the Notes when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (7), (8) and (9) of this Subsection; or

               (11) except under the circumstances  described in paragraphs (1),
          (3), (5) or (6) of Section 311(b) of the TIA, Trustee shall be or shall become a creditor of the Issuer.

     For purposes of paragraph (2) of this Subsection and of Section 316(a) of the TIA the term Class means a series, class or group of securities issuable under the Indenture pursuant to whose terms holders of one such class may vote to direct the Trustee or otherwise take action pursuant to a vote of such holders, separately from another such class; provided that Class shall not include any class issued under the Indenture if all such Classes rank equally and are wholly unsecured.

     The specification of percentages in paragraphs (6) to (10), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (4) or
(8) of this Subsection.

     For the purposes of paragraphs (7), (8), (9) and (10) of this Subsection only, (i) the terms "SECURITY" and "SECURITIES" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to

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repay moneys loaned to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

     (d) For the purposes of this Subsection:

               (1) The term "UNDERWRITER" when used with reference to the Issuer means every person who, within one year prior to the time as of which the determination is made, was an underwriter of any Security of such Issuer outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

               (2) The term "DIRECTOR" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

               (3) The term "PERSON" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "TRUST" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

               (4) The term "VOTING SECURITY" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or

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          pursuant to any trust,  agreement or arrangement  whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

               (5) The term "ISSUER" means any obligor upon the Notes.

               (6) The term "EXECUTIVE OFFICER" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentage of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

               (1) A specified percentage of the voting securities of the Trustee, the Issuer or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

               (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

               (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

               (4) The term "OUTSTANDING" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

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                    (i)  securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                    (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                    (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                    (iv) securities held in escrow if placed in escrow by the issuer thereof;

         provided, however that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

               (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     Except in the case of any Event of Default, the Trustee shall not be required to resign as required by this subsection if Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon that: (i) the Event of Default may be cured or waived within a reasonable period and under procedures described in such application, and (ii) a stay of Trustee's duties to resign will not be inconsistent with the interests of the holders of the Notes. The filing of such

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application shall automatically stay the performance of the duty to resign until the Commission orders otherwise. Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

Section 7.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000, subject to supervision or examination by federal or state authority and having an office within the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Trustee covenants and agrees that it will not institute proceedings to be adjudicated a bankrupt or insolvent or take any of the other actions which are enumerated in Section 6.01(6) with respect to itself unless prior thereto the Trustee shall have resigned hereunder and a successor Trustee shall have accepted appointment under Section 7.11.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Trustee and to the Issuer.

          (d) If at any time:

               (1) the Trustee shall fail to comply with Section 7.08(a) after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.16 any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of that Class delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

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          (f) The Issuer shall give notice of each  resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 7.07. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF
              TRUSTEE.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated,

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but not  delivered,  by the Trustee  then in office,  any  successor  by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

          (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Notes and the holders of other indenture securities (as defined in Subsection (c) of this Section):

               (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

               (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

                    (A) to  retain  for its own  account  (i)  payments  made on account of any such claim by any Person (other than the Issuer) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and
               (iii) distributions made in cash, securities or other property in

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

               respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law;

                    (B) to realize, for its own account,  upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                    (C) to realize,  for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was credited after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three months; or

                    (D) to receive payment on any claim referred to in paragraph
               (B) or (C) against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at that time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Noteholders and the holders of other indenture securities in such manner that the Trustee, the Noteholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal

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Bankruptcy Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Noteholders and the holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "DIVIDENDS" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy,
receivership   or  proceedings   for   reorganization   is  pending  shall  have
jurisdiction (i) to apportion between the Trustee and the Noteholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Noteholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

               (1) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had

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          continued as Trustee, occurred after the beginning of such three month period; and

               (2) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

               (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

               (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Noteholders at the time and in the manner provided in this Indenture;

               (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

               (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

               (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(s) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

               (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

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          (c) For the purposes of this Section only:

               (1) The term "DEFAULT" means any failure to make payment in full of the principal of or interest on any of the Notes or upon the other indenture securities when and as such principal or interest becomes due and payable.

               (2) The term "OTHER INDENTURE  SECURITIES"  means securities upon which the Issuer is an obligor  outstanding  under any other indenture
          (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

               (3) The term "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

               (4) The term "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

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                                  ARTICLE EIGHT

              Noteholders' Lists and Reports by Trustee and Issuer


Section 8.01. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

     The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after each Regular Record Date with respect to each Class of Notes and in no event less than semiannually, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of such Class as of such Regular Record Date, and (b) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 8.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of the Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new List so furnished.

          (b) If three or more Holders of Notes ("applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of a particular Class (in which case the applicants must all hold Notes of such Class) or with the Holders of all Notes with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

               (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Subsection (a) of this Section; or

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               (2)  inform  such  applicants  as to the  approximate  number  of
          Holders of Notes of such Class or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Subsection (a) of this Section, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with Subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such Class or all Notes, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be

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     held  accountable  by reason of mailing any material  pursuant to a request made under Subsection (b) of this Section.

Section 8.03. REPORTS BY TRUSTEE.

          (a) With respect to each Class, within 60 days after May 15 of each year commencing with the year 2001, the Trustee shall transmit by mail to all Noteholders of such Class, as their names and addresses appear in the Note Register, a brief report dated as of such May 15 ("reporting date") with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

               (1) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

               (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 310(b) of the TIA;

               (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the reporting date, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Notes Outstanding on the reporting date;

               (4) the amount, interest rate and maturity date of all other indebtedness owing by the Issuer (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the reporting date, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Subsections 7.13(b)(2), (3), (4) or (6);

               (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the reporting date;

                                       72
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               (6) any change to any  release,  or release and  substitution  of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported;

               (7) any additional issue of Notes which the Trustee has not previously reported; and

               (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 7.02.

          (b) The Trustee shall transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, a brief report with respect to (i) the release, or release and substitution, of property subject to the lien of this Indenture (and consideration therefor if any) unless the fair value of such property, as set forth in the certificate or opinion required by the Supplemental Indenture that provides for the pledge of such property, is less than 10% of the principal amount of the Notes outstanding at the time of such release, or such release and substitution, such report to be transmitted within 90 days of such time, and (ii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the Date of Execution) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Notes Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each securities exchange upon which the Notes are listed, and also with the Commission. The Issuer will notify the Trustee when the Notes are listed on any securities exchange.

          (d) Upon written request in form satisfactory to the Trustee, the Trustee will inform Noteholders of a Class of their priority status with respect to requests for redemption pursuant to Section 12.01.

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Section 8.04. REPORTS BY ISSUER.

     The Issuer shall:

               (1) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

               (3) transmit by mail to all Noteholders as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

               (4) furnish to the Trustee, not later than 120 days following the end of Issuer's fiscal year, a brief certificate from the principal executive officer or principal accounting officer as to his or her knowledge of Issuer's compliance with all conditions and covenants under the Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

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                                  ARTICLE NINE

                            [INTENTIONALLY OMITTED.]


                                   ARTICLE TEN

                             Supplemental Indentures

Section 10.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

     Without the consent of the Holders of any Notes, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

               (1) to set forth the terms of, and special provisions regarding security for, any Class; or

               (2) to amend any provision of this Indenture, but only with respect to a Class that has not theretofore been authorized by a Supplement; or

               (3) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained; or

               (4) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer; or

               (5) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

               (6) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture, provided that such action shall not adversely affect the interests of the Holders of the Notes.

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
Section 10.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, in case Outstanding Notes of all Classes are to be affected, or with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each Class to be affected in case one or more, but less than all, of the Classes of Outstanding Notes are to be affected, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture relating to such Classes or of modifying in any manner the rights of the Holders of the Notes of such Classes under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption of Notes, on or after the applicable Redemption Date); or

               (2) reduce the percentage in principal amount of the Outstanding Notes of any Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

               (3) modify any of the provisions of Section 12.01 relating to redemptions at the option of the Holders, if such modification would impair such right or the priorities or preferences associated therewith; or

               (4) impair or adversely affect the Trust Estate applicable to a Class except as otherwise permitted herein; or

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
               (5) change the percentage required to direct the Trustee to sell or liquidate the Trust Estate pursuant to Section 6.04; or

               (6) modify any of the provisions of this Section or Section 6.15, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to this Section, the Issuer shall mail to the Holders of the Notes to which such Supplemental Indenture relates, a notice setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture.

Section 10.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be furnished, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 10.04.  EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be and be deemed to be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. CONFORMITY WITH TRUST INDENTURE ACT.

     Every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.

Section 10.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

     Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                 ARTICLE ELEVEN

                                    Covenants

Section 11.01. PAYMENT OF PRINCIPAL AND INTEREST.

     The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 11.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Issuer will maintain an office or agency within the United States of America where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee such office or agency. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee at its Corporate Trust Office its agent to receive all such presentations, surrenders, notices and demands.

Section 11.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

     If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Issuer shall have one or more Paying Agents, it will, on or before the Business Day next preceding each due date of the principal of or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

     The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:


               (1) hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment be any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for three years after such principal or interest has become due and payable shall be paid to the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the city in which the Corporate Trust Office is located, notice that such

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
money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record for each such Holder).

Section 11.04. CORPORATE EXISTENCE.

     The Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of Arizona (unless it becomes incorporated under the laws of and other State or the United States of America), and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or the Notes.

Section 11.05. PROTECTION OF TRUST ESTATE.

     The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as the Trustee deems necessary or advisable to:

               (1) grant more effectively all or any portion of the Trust Estate (if any);

               (2) maintain or preserve the lien of this Indenture (if any) in any Trust Estate or carry out more effectively the purposes hereof;

               (3) perfect, publish notice of, or protect the validity of any grant made or to be made by this Indenture; or

               (4) preserve and defend title to the Trust Estate (if any) and the rights of the Trustee and the Noteholders therein against the claims of all persons and parties.

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
     The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section 11.05.

Section 11.06. [INTENTIONALLY OMITTED.]

Section 11.07. OPINIONS AS TO TRUST ESTATE.

          (a) If and so long as any Class of Notes hereunder is secured by a pledge of assets of the Issuer, promptly (and in any event within 90 days) after the Issue Date for each such Class, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents as is necessary to make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective. HOWEVER, NO OPINION OF COUNSEL SHALL BE REQUIRED UNDER THIS SECTION 11.07(a) IF AND SO LONG AS ALL OF THE NOTES ARE UNSECURED.

          (b) If and so long as any Class of Notes hereunder is secured by a pledge of assets of the Issuer, on or before April 30 in each calendar year commencing with 2001, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents as is necessary to maintain the lien and security interest created by this Indenture (except with respect to any portion of the Trust Estate securing a Class with an Issue Date less than 90 days prior to the date of such Opinion of Counsel) and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year. HOWEVER, NO OPINION OF COUNSEL SHALL BE REQUIRED UNDER THIS SECTION 11.07(b) IF AND SO LONG AS ALL OF THE NOTES ARE UNSECURED.

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
Section 11.08. NEGATIVE COVENANTS.

     The Issuer will not:

               (1) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except in the ordinary course of its business or as expressly permitted by this Indenture; or

               (2) claim any credit on, or make any deduction from, the principal, or interest payable in respect of the Notes by reason of the payment of any taxes levied or assessed upon any of the Trust Estate.

Section 11.09. STATEMENT AS TO COMPLIANCE.

     The Issuer will deliver to the Trustee, within 120 days after the end of each calendar year (commencing with the calendar year ending on December 31, 2000), a written statement signed by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Issuer, stating, as to each signer thereof, that:

               (1) a review of the activities of the Issuer during such year and
          of   performance   under  this  Indenture  has  been  made  under  his
          supervision; and

               (2) to the best of his knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

                                 ARTICLE TWELVE

                               Redemption of Notes

Section 12.01. RIGHT OF REDEMPTION BY HOLDER.

          (a) Unless the Notes of a Class have been declared due and payable prior to their stated maturity by reason of an Event of Default, the Issuer, acting through the Paying Agent shall redeem Notes of a Class at the request of the Holders in accordance with, and only as provided by the terms of, the Supplemental Indenture creating such Class.

          (b) In order to obtain redemption, at least 90 days prior to the requested redemption date the Holder must deliver: (i) to the Trustee, the Notes to be redeemed, and (ii) to both the Trustee and the Issuer, a written request for redemption in form satisfactory to the Issuer, signed by the Holder or duly authorized representative (with appropriate evidence of authority). No particular forms of request for redemption or authority to request redemption are necessary. Once such delivery is made, the Trustee shall hold the Notes submitted for redemption until paid unless sooner withdrawn by the Holder. Only Notes in authorized denominations may be redeemed.

Section 12.02. WITHDRAWAL OF REQUESTS.

     Any Notes presented for redemption pursuant to Section 12.01 may be withdrawn by the persons presenting same upon delivery of a written request for such withdrawal received by the Trustee and the Issuer not later than the last day of the month preceding that in which such Notes would otherwise be redeemed.

Section 12.03. REDEMPTION REGISTER.

     The Trustee shall maintain at its Corporate Trust Office a register in which it shall record, in the order of receipt, all requests for redemption received by the Trustee under Section 12.01. The Trustee may establish such procedures as it may deem fair and equitable in order to determine the order of receipt of Notes received (or deemed received) by it on a single day and any such determination shall be conclusive. Unless withdrawn as provided in Section 12.02, all such requests shall remain in effect until the Notes which are the subject of such request have been redeemed.

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Section 12.04. NOTES REDEEMED AS A WHOLE OR IN PART.

     Notes to be redeemed pursuant to Sections 12.01 or 12.05 shall be redeemed as a whole (except that if a Note called for redemption is of such a denomination that its redemption in whole would cause the principal amount of Notes being redeemed to exceed the principal amount of Notes called for redemption, such Note may be redeemed in part). In the event any Note is redeemed in part only, such Note shall be surrendered (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same Class, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.

Section 12.05. REDEMPTION BY THE ISSUER.

          (a) As to any Class, the Issuer may call for redemption Notes in whole or in part at any time. Notes to be redeemed by the Issuer hereunder shall be redeemed as a whole (except that if a Note called for redemption is of such denomination that its redemption in whole would cause the principal amount of Notes being redeemed to exceed the principal amount of Notes being called for redemption, such Note may be redeemed in part). If the principal amount of the Notes to be redeemed shall be less than the total outstanding Notes of any Class then Outstanding the Trustee shall choose by lot the Notes to be redeemed in the manner provided in the Supplemental Indenture for that Class.

          (b) Interest on any Note redeemed pursuant to this Article Twelve may be paid at the option of the Issuer, by check mailed to the person entitled thereto at his address as it appears on the Note Register.

Section 12.06. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     In case of any redemption at the election of the Issuer pursuant to Section 12.05, the Issuer shall, at least 15 days prior to the date of redemption fixed

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by the Issuer (unless a shorter notice shall be  satisfactory  to the Trustee in its sole discretion), notify the Trustee of such date of redemption, the Class and the principal amount of Notes to be redeemed.

Section 12.07. NOTICE OF REDEMPTION BY THE ISSUER.

     Notice of redemption pursuant to Section 12.05 shall be given by first-class mail, postage prepaid, mailed not less than 5 days prior to the applicable Redemption Date, to each Holder of Notes to be redeemed pursuant to
Section 12.05, at his address appearing in the Note Register.

     All notices of redemption shall state:

               (1) the Class (and if less than all of the Notes of such Class are to be redeemed, the serial numbers of the Notes to be redeemed) of Notes to be redeemed;

               (2) the Redemption Date;

               (3) that on the Redemption Date, 100% of the principal amount of the Notes being redeemed will become due and payable upon each such Note, and that interest thereon will cease to accrue as of the date immediately preceding the Redemption Date; and

               (4) the place where such Notes are to be surrendered for payment, which shall be the office or agency of the Issuer to be maintained as provided in Section 11.02.

     Notice of redemption of Notes to be redeemed pursuant to Section 12.05 shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Section 12.08. DEPOSIT OF REDEMPTION PRICE.

     On or before the Business Day next preceding any Redemption Date or date on which redemptions will be made pursuant to Section 12.05 hereof, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in

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Section  11.03) an amount of money  sufficient  to pay 100% of the principal of, and accrued interest on, all of the Notes which are to be redeemed on such date (unless such payment is to be made from amounts already in the possession of the Trustee in a Principal Payment Account and/or Interest Payment Account).

Section 12.09. NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as provided in Section 12.07, the Notes so to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price (plus interest accrued thereon to but not including the Redemption Date) and on such Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and/or accrued interest) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with said notice, such Notes shall be paid by the Issuer at the Redemption Price (plus interest accrued thereon to but not including the Redemption Date); provided, however, that installments of interest shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, continue to bear interest at the rate borne by such Note.

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                                ARTICLE THIRTEEN

                       Accounts, Accountings and Releases

Section 13.01.  COLLECTION OF MONEY.

     Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article Six.

Section 13.02. PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES.

     Not later than the 26th day of every month, the Issuer shall, by first class mail, postage prepaid, transmit to the Holders of all Outstanding Notes for which a payment of interest is due on the first day of the following month, a check in the amount of the interest accrued on such Notes through the last day of the month in which the mailing occurs. In addition, not later than the 26th day of the month immediately preceding the maturity Date of any Outstanding Notes, the Issuer shall, by first class mail, postage prepaid, against receipt of the certificates representing the Notes, transmit the principal and all accrued but unpaid interest to the Holders of such Notes. Not later than the first business day after mailing the payments described in the preceding sentences, the Issuer shall deliver to the Trustee a report concerning such payments.

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                                ARTICLE FOURTEEN

                              Noteholders' Meetings

Section 14.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

     A meeting of Noteholders or the Holders of Notes of any Class may be called at any time and from time to time pursuant to the provisions of this Article Fourteen for any of the following purposes:

               (1) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six;

               (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

               (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article Ten; or

               (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes or of any Class under any other provision of this Indenture or under applicable law.

Section 14.02. MANNER OF CALLING MEETINGS.

     The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 14.01, to be held at such time and at such place in the United States of America as the Trustee shall determine. Notice of every meeting of the Noteholders or of the Holders of any Class, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting to such Noteholders as provided in
Section 1.06. The Trustee may fix, in advance, a date as the record date for determining the Noteholders entitled to notice of or to vote at any such meeting not less than 35 nor more than 75 days prior to the date fixed for such meeting.

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Section 14.03. CALL OF MEETING BY ISSUER OR NOTEHOLDERS.

     In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least ten percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action authorized in Section 14.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of Notes in the amount above specified may determine the time and the place for such meeting, the record date for determining the Noteholders entitled to notice of or to vote at such meeting, and may call such meeting to take any action authorized in Section 14.01, by mailing notice thereof as provided in Section 14.02.

Section 14.04. WHO MAY ATTEND AND VOTE AT MEETINGS.

     To be entitled to vote at any meeting of Noteholders a Person shall (a) be a Holder of one or more Notes of the Class with respect to which such meeting was called or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 14.05. REGULATIONS MAY BE MADE BY TRUSTEE.

     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in
Section 1.04 and the appointment of any proxy shall be proved in the manner specified in said Section 1.04; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face may be presumed valid and genuine without the proof hereinabove or in said Section 1.04 specified.

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     The  Trustee  shall,  by an  instrument  in  writing,  appoint a  temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Noteholders as provided in Section 14.03, in which case the Issuer or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented by the meeting and entitled to vote.

     At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 of Outstanding principal amount of Notes held or represented by him;
provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 14.02 or 14.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     At any meeting of Noteholders, the presence of persons holding or representing Notes in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present, and the meeting may be held as so adjourned without further notice.

Section 14.06. MANNER OF VOTING AT MEETINGS AND RECORD TO BE KEPT.

     The vote upon any matter submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and

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there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 14.02. The record shall show the serial numbers of the Notes voting in favor of and against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 14.07. EXERCISE OF RIGHTS OF TRUSTEE AND NOTEHOLDERS NOT TO BE HINDERED
               OR DELAYED.

     Nothing in this Article Fourteen contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

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     In Witness  Whereof,  the parties hereto have executed this Indenture as of the date first written above.

                                        MOUNTAIN STATES CAPITAL, INC.


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                                        U.S. BANK TRUST NATIONAL ASSOCIATION

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________



                                        ACKNOWLEDGMENT OF ______________________


State of            )
                    )ss.
County of           )


     On this ____ day of _______________, 2000, before me, a Notary Public in and for said County, appeared ____________________ ____________________ and
____________________ of_____________, Trustee, to me personally known, who being by me duly sworn, did say that they are the ____________________ and ____________________ respectively, of ____________, __________, ___________, and that said instrument was signed and sealed on behalf of the said Association by authority of its Board of Directors, and that the said ____________________ and ____________________ acknowledged said instrument to be the free act and deed of said Association.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                        ----------------------------------------
                                        Notary Public, __________________ County



                                        My Commission __________________________

[NOTARIAL SEAL]

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